EXHIBIT 23.1

Kenne Ruan, CPA, P.C.	Phone: (203) 824-0441 Fax: (203) 413-6486
40 Hemlock Hollow Road, Woodbridge, CT 06525	kruancpa@yahoo.com

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the filing documentation on Form S-1 of Epicure Charcoal Inc. of our report dated October 20, 2012, relating to the financial statements for the period from June 21, 2012 (inception) to September 30, 2012, and to the reference to our firm under the caption "Experts" included in this registration statement.

/s/ Kenne Ruan, CPA, P.C.

Woodbridge, Connecticut
February 8, 2013